Exhibit 3.2

MACKIE DESIGNS INC.

RESTATED BYLAWS

SECTION 1

SHAREHOLDERS AND SHAREHOLDERS’ MEETINGS

1.1           Annual Meeting.  The annual meeting of the shareholders of this corporation (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at the principal office of the Corporation, or at some other place either within or without the State of Washington as designated by the Board of Directors, on the second Tuesday of April each year at 10:00 a.m. or on such other day and time as may be set by the Board of Directors.  If the specified day is a Sunday or a legal holiday, then the meeting will take place on the next business day at the same time or on such other day and time as may be set by the Board of Directors.

1.2           Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called at any time by the President or Board of Directors.  Further, a special meeting of the shareholders shall be held if the holders of not less than 25% of all votes entitled to be cast on the issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held; provided, however, that upon qualification of the Corporation as a “public company” under Title 23B RCW, the percentage of votes required to call a special meeting shall be 30%.  The meetings shall be held at such time and place as the Board of Directors prescribe, or, if not held upon the request of the Board of Directors, at such time and place may be established by the President or by the Secretary in the President’s absence.

1.3           Notice of Meetings.  Written notice of the place, date and time of the annual shareholders’ meeting and written notice of the place, date, time and purpose or purposes of special shareholders’ meetings shall be delivered not less than 10 or more than 60 days before the date of meeting, either personally, by facsimile, or by mail, or in any other manner approved by law, by or at the direction of the President or the Secretary, to each shareholder of record entitled to notice of such meeting.  Mailed notices shall be deemed to be delivered when deposited in the mail, first-class postage prepaid, correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.  Notice given in any other manner shall be deemed effective when dispatched to the shareholder’s address, telephone number or other number appearing on the records of the Corporation.

1.4           Waiver of Notice.  Except where expressly prohibited by law or the Articles of Incorporation, notice of the place, date, time and purpose or purposes of any shareholders’ meeting may be waived in a signed writing delivered to the Corporation by any shareholder at any time, either before or after the meeting.  Attendance at the meeting in person or by proxy waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.  A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

1.5           Shareholders’ Action Without a Meeting.  The shareholders may take any action without a meeting that they could properly take at a meeting, if one or more written consents setting forth the action so taken are signed by all of the shareholders entitled to vote with respect to the subject matter and are delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  If required by Washington law, all nonvoting shareholders must be given written notice of the proposed action at least 10 days before the action is taken, unless such notice is waived in a manner consistent with these Bylaws.  Actions taken under this section are effective when all consents are in the possession of the Corporation, unless otherwise specified in the consent.  A shareholder may withdraw consent only by delivering  a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

1.6           Telephone Meetings.  Shareholders may participate in a meeting of shareholders by means of a conference telephone or any similar communication equipment that enables all persons participating in the meeting to hear each other during the meeting.  Participation by such means shall constitute presence in person at a meeting.

1.7           List of Shareholders.  At least 10 days before any shareholders’ meeting, the Secretary of the Corporation or the agent having charge of the stock transfer books of the Corporation shall have prepared an alphabetical list of the names of the shareholders on the record date who are entitled to notice of a shareholders’ meeting, arranged by voting group, and within each voting group, by class or series of shares, and showing the address of and number of shares held by each shareholder.

1.8           Quorum and Voting.  The presence in person or by proxy of the holders of a majority of the votes entitled to be cast on a matter at a meeting shall constitute a quorum of shareholders for that matter.  If a quorum exists, action on a matter shall be approved by a voting group if the votes case within a voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by the Articles of Incorporation or by law.  If the Articles of Incorporation or Washington law provide for voting by two or more voting groups on a matter, action on a matter is taken only when voted upon by each of those voting group counted separately.  Action may be taken by one voting group on a matter even though no action is taken by another voting group.

1.9           Adjourned Meetings.  If a shareholders’ meeting is adjourned to a different place, date or time, whether for failure to achieve a quorum or otherwise, notice need not be given of the new place, date or time if the new place, date or time is announced at the meeting before adjournment.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, that determination shall apply to any adjournment thereof, unless Washington law requires fixing a new record date.  If Washington law requires that a new record date be set for the adjourned meeting, notice of the adjourned meeting must be given to shareholders as of the new record date.  Any business may be transacted at an adjourned meeting that could have been transacted at the meeting as originally called.

1.10         Proxies.  A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by an agent.  No appointment shall be valid after 11 months from the date of its execution unless the appointment form expressly so provides.  An appointment of a proxy is revocable unless the appointment is coupled with an interest.  No revocation shall be effective until written notice thereof has actually been received by the Secretary of the Corporation or any other officer or agent authorized to tabulate votes.

1.11         Business for Shareholders’ Meetings.

1.11.1      Business at Annual Meetings.

(a)           In addition to the election of directors, other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting.  To be properly brought before an annual meeting business must be (i) brought by or at the direction of the Board or (ii) brought before the meeting by a shareholder by inclusion in the Corporation’s proxy statement pursuant to the provisions of Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision, when and if such Rule is applicable thereto, or if such business is not so included in the Corporation’s proxy statement, only pursuant to written notice thereof in accordance with subsection 1.12 hereof, and received by the Secretary not fewer than 60 nor more than 90 days prior to the date of such annual meeting (or, if less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the close of business on the tenth business day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs).

(b)           Any such shareholder notice shall set forth (i) the name and address of the shareholder proposing such business; (ii) a representation that the shareholder is entitled to vote at such meeting; (iii) a statement of the number of shares of the Corporation which are beneficially owned by the shareholder and the date upon which such shares were acquired; (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (v) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business.

(c)           No business shall be conducted at any annual meeting of shareholders except in accordance with this subsection 1.11.1.  If the facts warrant, the Board, or the chairman of an annual meeting of shareholders, may determine and declare that (i) a proposal does not constitute proper business to be transacted at the meeting or (ii) the business was not properly brought before the meeting in accordance with the provisions of this subsection 1.11.1 and, if, in either case, it is so determined, any such business shall not be transacted.

1.11.2      Business at Special Meetings.  At any special meeting of the shareholders, only business within the purpose or purposes described in the meeting notice required by Section 1.3 may be conducted.

1.12         Notice to Corporation.  Any written notice required to be delivered by a shareholder to the Corporation pursuant to Section 1.2 or Section 1.11 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal office.

SECTION 2

BOARD OF DIRECTORS

2.1           Number and Qualification.  The business affairs and property of the Corporation shall be managed under the direction of a Board of Directors, the number of members of which shall be no fewer than 3 and no more than 10, as established from time to time by the Board of Directors.  The Board of Directors may increase or decrease this number or this range by resolution.  A member of the Board of Directors does not need to be a shareholder of the Corporation or a Washington resident.

2.2           Election—Terms of Office.

2.2.1        The directors shall be elected by the shareholders at each annual shareholders’ meeting or at a special shareholders’ meeting called for such purpose.

2.2.2        The Board of Directors shall be divided into three classes if the authorized number of directors is four or more, with said classes to be as equal in number as may be possible.  Any director or directors in excess of the number divisible by three shall be first assigned to Class 1 and any additional director shall be assigned to Class 2, as the case may be.  (For example, if there are five directors, the fourth director shall be in Class 1 and the fifth director in Class 2.)  At the first election of directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director, shall be elected to serve until the third ensuing annual meeting of shareholders.  At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting. Notwithstanding any of the foregoing provisions of this Section 2, directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

2.2.3        The term of office of a director shall commence effective immediately upon election, unless otherwise specified in a resolution approved by the shareholders in connection with the election of such director.  Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the authorized number of directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

2.3           Nominations.

2.3.1        Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nominations for the election of directors may be made (a) by or at the direction of the Board or (b) by any shareholder of record entitled to vote for the election of directors at such meeting; provided, however, that a shareholder may nominate persons for election as directors only if written notice (in accordance with Section 1.12 hereof) of such shareholder’s intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of the shareholders, not fewer than 60 nor more than 90 days prior to the date of such annual meeting (or, if less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the close of business on the tenth business day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs) and (ii) with respect to an election  to be held at a special meeting of the shareholders for the election of directors, the close of business on the tenth business day following the date on which notice of such meeting is first mailed to shareholders.

2.3.2        Any such shareholder’s notice shall set forth (a) the name and address of the shareholder who intends to make a nomination; (b) a representation that the shareholder is entitled to vote at such meeting; (c) a statement of the number of shares of the Corporation which are beneficially owned by the shareholder and the dates upon which such shares were acquired; (d) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) as to each person the shareholder proposes to nominate for election or reelection as a director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchanges Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings between the shareholder and such nominee and any other persons (including their names) pursuant to which the nomination is to be made; and (f) the consent of each such nominee to serve as a director if elected.

2.3.3        If the facts warrant, the Board, or the chairman of a shareholders’ meeting at which directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded.  The right of shareholders to make nominations pursuant to the foregoing procedure is subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation.  The procedures set forth in this Section 2.3 for nomination for the election of directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

2.4           Removal.

2.4.1        Any director or the entire Board may be removed for cause by the holders of not less than two-thirds of the shares entitled to elect the director or directors whose removal is sought.  Such action may only be taken at a special meeting of the shareholders called expressly for that purpose, provided that notice of the proposed removal, which shall include a statement of the charges alleged against the director, shall have been duly given to the shareholders together with or as a part of the notice of the meeting.

2.4.2        The vacancy created by the removal of a director under this Section 2.4. shall be filled only by a vote of the holders of two-thirds of the shares then entitled to elect the director removed.  Such vote may be taken at the same meeting at which the removal of such director was accomplished, or at such later meeting, annual or special, as the shareholders may decide.

2.5           Vacancies.  Subject to the provisions of Section 2.4 hereof and unless the Articles of Incorporation provide otherwise, vacancies in the Board of Directors, whether caused by resignation, death, retirement, disqualification, increase in the number of directors, or otherwise, may be filled for the remainder of the term by the Board of Directors only or, if the directors in office constitute less than a quorum of the Board of Directors, by an affirmative vote of a majority of the remaining directors, unless there are no directors remaining in which case the vacancies shall be filled by the shareholders.  The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which the term of the directors in such class expires.  A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

2.6           Quorum and Voting.  At any meeting of the Board of Directors, the presence in person (including presence by electronic means such as a telephone conference call) of 50% of the number of directors presently in office shall constitute a quorum for the transaction of business.  Notwithstanding the foregoing, in no case shall a quorum be less than one-third of the authorized number of directors.  If a quorum  is present at the time of a vote, the affirmative vote of a majority of the directors present at the time of the vote shall be the act of the Board of Directors and of the Corporation except as may be otherwise specifically provided by the Articles of Incorporation, by these Bylaws, or by law.  A director who is present at a meeting of the Board of Directors when action is taken is deemed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or to transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

2.7           Regular Meetings.  Regular meetings of the Board of Directors shall be held at such place, date and time as shall from time to time be fixed by resolution of the Board.

2.8           Special Meetings.  Special Meetings of the Board of Directors may be held at any place and at any time and may be called by the President, Vice President, Secretary or Treasurer, or any two or more directors.

2.9           Notice of Meeting.

2.9.1        Unless the Articles of Incorporation provide otherwise, any regular meeting of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting.  Any special meeting of the Board of Directors must be preceded by at least two days’ notice of the date, time, and place of the meeting, but not of its purpose, unless the Articles of Incorporation or these Bylaws require otherwise.  Each director shall have a mailing address, telephone number and facsimile number on record with the Corporation for purposes of receiving notice.

2.9.2        Notice may be given personally, by facsimile, by mail, or in any other manner allowed by law.  Oral notice shall be sufficient only if a written record of such notice is included in the Corporation’s minute book.  Notice shall be deemed effective at the earliest of: (a) receipt; (b) delivery to the proper address or telephone number of the director as shown in the Corporation’s records: or (c) three days after its deposit in the United States mail, as evidenced by the postmark, if correctly addressed and mailed with first-class postage prepaid.

2.9.3        Notice of any meeting of the Board of Directors may be waived by any director at any time, by a signed writing, delivered to the Corporation for inclusion in the minutes, either before or after the meeting.  Attendance or participation by a director at a meeting shall constitute a waiver of any required  notice of meeting unless the director promptly objects to holding the meeting or to the transaction of any business on the grounds that the meeting was not lawfully convened and the director does not thereafter vote for or assent to action taken at the meeting.

2.10         Directors’ Action Without A Meeting.  The Board of Directors or a committee thereof may take any action without a meeting that it could properly take at a meeting if one or more written consents setting forth the action are signed by all of the directors, or all of the members of the committee, as the case may be, either before or after the action is taken, and if the consents are delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  Such action shall be effective upon the signing of a consent by the last director to sign, unless the consent specifies a later effective date.

2.11         Committees of the Board of Directors.  The Board of Directors, by resolutions adopted by a majority of the members of the Board of Directors in office, may create from among its members one or more committees and shall appoint the members thereof.  Each such committee must have two or more members, who shall be directors and who shall serve at the pleasure of the Board of Directors.  Each committee of the Board of Directors may exercise the authority of the Board of Directors to the extent provided in its enabling resolution and any pertinent subsequent resolutions adopted in like manner, provided that the authority of each such committee shall be subject to applicable law.  Each committee of the Board of Directors shall keep regular minutes of its proceedings and shall report to the Board of Directors when requested to do so.

2.12         Telephone Meetings.  Members of the Board of Directors or of any committee appointed by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting.  Participation by such means shall constitute presence in person at a meeting.

2.13         Compensation of Directors.  The Board of Directors may fix the compensation of directors as such and may authorize the reimbursement of their expenses.

SECTION 3

OFFICERS

3.1           Officers Enumerated—Appointment.  The officers of the Corporation shall consist of such officers and assistant officers as may be designated by resolution of the Board of Directors.  The officers may include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and any assistant officers.  The officers shall hold office at the pleasure of the Board of Directors.  Unless otherwise restricted by the Board of Directors, the President may appoint any assistant officer, the Secretary may appoint one or more Assistant Secretaries, and the Treasurer may appoint one or more Assistant Treasurers; provided that any such appointments shall be recorded in writing in the corporate records.

3.2           Qualifications.  None of the officers of the Corporation needs to be a director.  Any two or more corporate offices may be held by the same person.

3.3           Duties of the Officers.  Unless otherwise prescribed by the Board of Directors, the duties of the officers shall be as follows:

3.3.1        Chairman of the Board.  The Chairman of the Board, if one is elected, shall preside at meetings of the Board of Directors and of the shareholders, shall be responsible for carrying out the plans and directives of the Board of Directors, shall report to and consult with the Board of Directors and, if the Board so resolves, shall have such other powers and duties as the Board of Directors may from time to time prescribe.

3.3.2        President.  The President shall exercise the usual executive powers pertaining to the office of President.  In the absence of a Chairman of the Board, the President shall preside at meetings of the Board of Directors and of the shareholders, perform the other duties of the Chairman of the Board prescribed in this section, and perform such other duties as the Board of Directors may from time to time designate.  In addition, if there is no Secretary in office, the President shall perform the duties of the Secretary.

3.3.3        Vice President.  Each Vice President shall perform such duties as the Board of Directors may from time to time designate.  In addition, in the absence or disability of the President, the Vice President (or if there is more than one Vice President, then in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all restrictions upon the President.

3.3.4        Secretary.  The Secretary shall be responsible for and shall keep, personally or with the assistance of others, records of the proceedings of the directors and shareholders; authenticate records of the Corporation; attest all certificates of stock in the name of the Corporation; keep the corporate seal, if any, and affix the same to certificates of stock and other proper documents; keep a record of the issuance of certificates of stock and the transfers of the same; and perform such other duties as the Board of Directors may from time to time designate.

3.3.5        Treasurer.  The Treasurer shall have the care and custody of, and be responsible for, all funds and securities of the Corporation and shall cause to be kept regular books of account.  The Treasurer shall cause to be deposited all funds and other valuable effects in the name of the Corporation in such depositories as may be designated by the Board of Directors.  In general, the Treasurer shall perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors.

3.3.6        Assistant Officers.  Assistant officers may consist of one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other titles as may be designated from time to time.  Each assistant officer shall perform those duties assigned to him or her from time to time by the Board of Directors, the President, or the officer who appointed him or her.

3.4           Vacancies.  Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

3.5           Removal.  Any officer or agent may be removed by action of the Board of Directors with or without cause, but any removal shall be without prejudice to the contract rights, if any, of the person removed.  Election or appointment of an officer or agent shall not itself create any contract rights.

3.6           Compensation.  The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

SECTION 4

SHARES AND CERTIFICATES OF SHARES

4.1           Share Certificates.  Share certificates shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the Chairman of the Board, President or a Vice President, and signed by the Secretary or an Assistant Secretary.  Share certificates may be sealed with the corporate seal, if any.  Facsimiles of the signatures and seal may be used as permitted by law.  Every share certificate shall state:

(a)           the name of the Corporation;

(b)           that the Corporation is organized under the laws of the State of Washington;

(c)           the name of the person to whom the share certificate is issued;

(d)           the number, class and series (if any) of shares that the certificate represents; and

(e)           if the Corporation is authorized to issue shares of more than one class or series, that upon written request and without charge, the Corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series, and the authority of the Board of Directors to determine variations for future series.

4.2           Consideration for Shares.  Shares of the Corporation may be issued for such consideration as shall be determined by the Board of Directors to be adequate.  The consideration for the issuance of shares may be paid in whole or in part in cash, or in any tangible or intangible property or benefit to the Corporation, including but not limited to promissory notes, service performed, contracts for services to be performed, or other securities of the Corporation.  Establishment by the Board of Directors of the amount of consideration received or to be received for shares of the Corporation shall be deemed to be a determination that the consideration so established is adequate.

4.3           Transfers.  Shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate.  Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the Corporation until the outstanding certificate thereof has been surrendered to the Corporation.

4.4           Loss or Destruction of Certificates.  In the event of the loss or destruction of any certificate, a new certificate may be issued in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the Corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board of Directors, the Secretary, or the Treasurer.

4.5           Fixing Record Date.  The Board of Directors may fix in advance a date as the record date for determining shareholders entitled: (a) to notice of or to vote at any shareholders’ meeting or any adjournment thereof; (b) to receive payment of any share dividend; or (c) to receive payment of any distribution.  The Board of Directors may in addition fix record dates with respect to any allotment or rights of conversion or exchange of any securities by their terms, or for any other proper purpose, as determined by the Board of Directors and by law.  The record date shall be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days (or such longer period as may be required by Washington law) prior to the date on which the particular action requiring determination of shareholders is to be taken.  If no record date is fixed for determining the shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be the date before the day on which notice of the meeting is mailed.  If no record date is fixed for the determination of shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation’s own shares), the record date shall be the date on which the Board adopted the resolution declaring the distribution.  If no record date is fixed for determining shareholders entitled to a share dividend, the record date shall be the date on which the Board of Directors authorized the dividend.

SECTION 5

BOOKS, RECORDS AND RECORDS

5.1           Records of Corporate Meetings, Accounting Records and Share Registers.

5.1.1        The Corporation shall keep, as permanent records, minutes of all meetings of the Board of Directors and shareholders, and all actions taken without a meeting, and all actions taken by a committee exercising the authority of the Board of Directors.  The Corporation or its agents shall maintain, in a form that permits preparation of a list, a list of the names and addresses of its shareholders, in alphabetical order by class of shares, showing the number, class, and series, if any, of shares held by each.

5.1.2        The Corporation shall also maintain appropriate accounting records, and at its principal place of business shall keep copies of: (a) its Articles of Incorporation or restated Articles of Incorporation and all amendments in effect; (b) its Bylaws or restated Bylaws and all amendments in effect; (c) minutes of all shareholders’ meetings and records of all actions taken without meetings for the past three years; (d) the year-end balance sheets and income statements for the past three fiscal years, prepared as required by Washington law; (e) all written communications to shareholders generally in the past three years; (f) a list of the names and business addresses of its current officers and directors; and (g) its most recent annual report to the Secretary of State.

5.2           Copies of Corporate Records.  Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President, Vice President, Secretary or Assistant Secretary.

5.3           Examination of Records.

5.3.1        A shareholder shall have the right to inspect and copy, during regular business hours at the principal office of the Corporation, in person or by his or her attorney or agent, the corporate records referred to in subsection 5.1.2 hereof if the shareholder gives the Corporation written notice of the demand at least five business days before the date on which the shareholder wishes to make such inspection.

5.3.2        In addition, if a shareholder’s demand is made in good faith and for a proper purpose, a shareholder may inspect and copy, during regular business hours at a reasonable location specified by the Corporation, excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors, minutes of any meeting of the shareholders, and records of actions taken by the shareholders or the Board of Directors without a meeting, to the extent not subject to inspection under subsection 5.3.1, accounting records of the Corporation, or the record of shareholders; provided that the shareholder shall have made a demand describing with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect, and provided further that the records are directly connected to the shareholder’s purpose.

5.3.3        This section shall not affect any right of shareholders to inspect records of the Corporation that may be otherwise granted to the shareholders by law.

5.4           Financial Statements.  Not later than four months after the end of each fiscal year, or in any event prior to its annual meeting of shareholders, the Corporation shall prepare a balance sheet and income statement in accordance with Washington law.  The Corporation shall furnish a copy of each to any shareholder upon written request.

SECTION 6

FISCAL YEAR

The fiscal year-end of the Corporation shall be December 31.

SECTION 7

CORPORATE SEAL

The corporate seal of the Corporation, if any, shall be in the form shown here.

SECTION 8

MISCELLANEOUS PROCEDURAL PROVISIONS

The Board of Directors may adopt rules of procedure to govern any meetings of shareholders or directors to the extent not inconsistent with law, the Articles of Incorporation, or these Bylaws, as they are in effect from time to time.  In the absence of any rules of procedure adopted by the Board of Directors, the chairman of the meeting shall make all decisions regarding the procedures for any meeting.

SECTION 9

AMENDMENT OF BYLAWS

The Board of Directors is expressly authorized to adopt, amend and repeal the Bylaws of the Corporation, subject to approval by a majority of the Continuing Directors (as defined in the Articles of Incorporation); provided, however, the Board of Directors may not repeal or amend any bylaws that the shareholders have expressly provided may not be amended or repealed by the Board of Directors.  The shareholders of the Corporation also have the power to adopt, amend or repeal the Bylaws of the Corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock and/or of such class or series of Preferred Stock, voting  as separate voting groups.

SECTION 10

INDEMNIFICATION OF DIRECTORS AND OTHERS

10.1         Definitions.   As used in this Section:

(a)           “Advancement of Expenses” means a payment of Expenses incurred by an Indemnitee in advance of the final disposition of a Proceeding, which payment was authorized pursuant to the provisions of Section 10.5(c).

(b)           “Agent” means an individual who is or was an agent of the Corporation, or an individual who, while an Agent, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, limited partnership, partnership, joint venture, trust, employee benefit plan, or other enterprise.  “Agent” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an Agent.

(c)           “Corporation” means the Corporation, and any domestic or foreign predecessor entity which, in a merger or other transaction, ceased to exist.

(d)           “Defense Notice” has the meaning set forth in Section 10.5(a).

(e)           “Director” means an individual who is or was a director of the Corporation, or an individual who, while a Director, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, limited partnership, partnership, joint venture, trust, employee benefit plan or other enterprise.  “Director” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of a Director.

(f)            “Disinterested Director” means a Director of the Corporation who is not, or was not, a Party to any Proceeding in respect of which indemnification is being sought by an Indemnitee.

(g)           “Employee” means an individual who is or was an employee of the Corporation, or an individual who, while an Employee, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, limited partnership, partnership, joint venture, trust, employee benefit plan, or other enterprise.  “Employee” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an Employee.

(h)           “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating a Proceeding, and any attorneys fees and other expenses reasonably incurred by the Indemnitee in enforcing the Indemnitee’s rights hereunder, but shall not include the amount of judgments, fines or penalties against the Indemnitee.  The term “Expenses” specifically includes any of the above-listed Expenses which are incurred by an Indemnitee who employs personal counsel in connection with the following (collectively, “Insurance Coverage Expenses”):

(i)            the determination or adjudication of insurance coverage issues under any policy of insurance which may provide coverage for the matters which are the subject of a given Proceeding for which indemnification is sought, including, but not limited to, Expenses incurred in a separate action (such as a declaratory judgment action) brought for such purpose if the Corporation does not elect to bring such an action; or,

(ii)           the use of personal counsel to protect an Indemnitee’s insurable interests in a Proceeding where insurance coverage is provided by an insurer who has issued a written reservation of rights which makes final insurance coverage dependent upon factual or legal determinations to be made in the course of such Proceeding, but only to the extent of reasonable Expenses incurred by the Indemnitee in connection with the insurance coverage matters at issue.

(i)            “Indemnification Statement” shall have the meaning set forth in Section 10.5(b).

(j)            “Indemnitee” means an individual made a Party to a Proceeding because the individual is or was a Director, Officer, Employee, or Agent, and who possesses indemnification rights pursuant to these Bylaws or other corporate action.  “Indemnitee” includes, unless the context requires otherwise, the spouse, heirs, estate, and personal representative of such individuals.

(k)           “Insurance Coverage Expense” has the meaning set forth in Section 10.1(h).

(l)            “Liability” means the obligation to pay a judgment, loss, settlement, penalty, or fine, including an excise tax with respect to an employee benefit plan, and reasonable Expenses incurred with respect to a Proceeding.

(m)          “Officer” means an individual who is or was an officer of the Corporation (regardless of whether or not such individual was also a Director), or an individual who, while an Officer, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, limited liability company, limited partnership, partnership, joint venture, trust, employee benefit plan, or other enterprise.  “Officer” includes, unless the context requires otherwise, the spouse, heirs, estate and personal representative of an Officer.

(n)           “Party” includes an individual who was, is, or is threatened to be named a defendant, respondent or witness in a Proceeding.

(o)           “Proceeding” means any threatened, pending, or completed action, suit, arbitration, or proceeding, whether civil, derivative, criminal, administrative, or investigative, and whether formal or informal.

(p)           “Special Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent the Corporation or Indemnitee in any matter material to either party.  Notwithstanding the foregoing, the term “Special Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in a Proceeding to determine an Indemnitee’s rights under this Section.

10.2         Indemnification Rights of Directors and Officers.   The Corporation shall  indemnify its Directors and Officers to the full extent allowed by applicable law, whether now or hereafter in force, against Liability arising out of a Proceeding to which such Director or Officer is a Party because he or she is, or was, a Director or an Officer and may make an Advancement of Expenses in connection therewith.  However, such indemnity shall not apply on account of:

(a)           Acts or omissions of a Director or Officer finally adjudged to be intentional misconduct or a knowing violation of law;

(b)           Conduct of a Director or Officer finally adjudged to be in violation of Section 23B.08.310 of the Act relating to distributions by the Corporation; or,

(c)           Any transaction with respect to which it is finally adjudged that such Director or Officer personally received a benefit in money, property, or services to which the Director or Officer was not legally entitled.

Subject to the foregoing, it is specifically intended that Proceedings covered by indemnification shall include Proceedings brought by the Corporation (including derivative actions), Proceedings brought by governmental entities and officials, or other third party actions.

10.3         Indemnification of Employees and Agents of the Corporation.  The Corporation may, by action of its Board of Directors from time to time, indemnify its Employees or Agents against Liability and make an Advancement of Expenses in the same manner and to the same extent as it would on behalf of a Director or Officer (or to such lesser extent as may be determined by the Board of Directors in any individual circumstance).  No Employee or Agent shall have any contractual right to indemnification or to an Advancement of Expenses until such time, if any, as the Board of Directors has determined that such indemnification is appropriate.  In the event of any discrepancy between the provisions of this Section and a specific agreement of indemnification entered into between an Employee or Agent and the Corporation, the specific agreement shall control and establish the respective rights and liabilities of the parties; provided, however, that no specific agreement may provide indemnification rights or rights to an Advancement of Expenses beyond those granted by this Section.

10.4         Partial Indemnification.   If an Indemnitee is entitled to  indemnification by the Corporation for some or a portion of Expenses or Liabilities actually and reasonably incurred by the Indemnitee in an investigation, defense, appeal or settlement of a Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses or Liabilities to which Indemnitee is entitled.

10.5         Procedure for Seeking Indemnification and/or Advancement of Expenses.   The following procedures shall apply in the absence of specific procedures otherwise applicable to an Indemnitee pursuant to a contract, trust agreement, or general or specific action of the Board of Directors:

(a)           Notification and Defense of Claim.   Indemnitee shall promptly notify the Corporation in writing of any Proceeding for which indemnification could be sought under this Section.  In addition, Indemnitee shall give the Corporation such information and cooperation as the Corporation may reasonably require and as shall be within Indemnitee’s power.

With respect to any such Proceeding as to which Indemnitee has notified the Corporation:

(i)            The Corporation will be entitled to participate therein at its own expense;

and,

(ii)           Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee.  Indemnitee’s consent to such counsel may not be unreasonably withheld.

Following notice from the Corporation to Indemnitee of the Corporation’s election to assume the defense of a Proceeding (“Defense Notice”), the Corporation will not be liable to Indemnitee under this Section for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense; provided, that Indemnitee shall continue to have the right to employ personal counsel in such Proceeding at Indemnitee’s sole expense. Notwithstanding the foregoing, an Indemnitee shall continue to be indemnified against legal and other Expenses following the giving of a Defense Notice, if:

(i)            The employment of counsel by Indemnitee for the period following the giving of the Defense Notice was authorized by the Corporation;

(ii)           Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of such defense;

(iii)          Indemnitee incurs Insurance Coverage Expenses following the giving of the Defense Notice, but in such case indemnification shall only be to the extent of the Insurance Coverage Expenses;

(iv)          The Corporation shall not in fact have employed counsel to assume the defense of such Proceeding.

Notwithstanding the foregoing, the Corporation shall not be entitled to assume the defense of any Proceeding (1) brought by or on behalf of the Corporation, or (2) as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

(b)           Information to be Submitted and Method of Determination and Authorization of Indemnification.   For the purpose of pursuing rights to indemnification under this Section, the Indemnitee shall submit to the Board a signed statement requesting indemnification and reasonable evidence required by the Board of all amounts for which such indemnification is requested (together, the sworn statement and the evidence constitute an “Indemnification Statement”).

Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder. The Corporation shall, within sixty (60) calendar days following the date of its receipt of a fully completed Indemnification Statement, make the payments requested in the Indemnification

Statement to or for the benefit of the Indemnitee, unless within such sixty (60) calendar day period, (i) the Corporation shall determine that the Indemnitee is not entitled to indemnification under this Section; (ii) which determination is based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and, (iii) the Indemnitee shall have received notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the Corporation’s determination is based.

The foregoing determination of non-indemnification may be made at the election of the Board: (1) by the Board of Directors by majority vote of a quorum of the Board consisting of the Disinterested Directors; (2) if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation the Directors who are Parties may participate) consisting solely of two (2) or more Disinterested Directors; (3) by Special Counsel; or (4) by the shareholders as provided by Section 23B.08.550 of the Act.

In the event the determination of entitlement to indemnification is to be made by Special Counsel, the Special Counsel shall be selected as follows:  Special Counsel shall be selected by the Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the Special Counsel shall be selected by the Board of Directors).  In either event, the party making the selection shall give written notice to the other advising of the identity of the Special Counsel so selected, and the non-selecting party may, within seven (7) days after such written notice of selection shall have been given, deliver to the selecting party a written objection to such selection.  Such objection may be asserted only on the ground that the Special Counsel so selected does not meet the requirements of “Special Counsel” as defined in Section 10.1(p), and the objection shall set forth with particularity the factual basis of such assertion.  If such written objection is made, the Special Counsel so selected may not serve as Special Counsel unless and until a court has determined that such objection is without merit. If, within twenty (20) days after submission by the Indemnitee of a written request for indemnification, no Special Counsel shall have been selected or, if selected, shall have been objected to in accordance with this paragraph, either the Corporation or the Indemnitee may petition a court of competent jurisdiction for resolution of any such objection and/or for the appointment as Special Counsel of a person selected by the Court, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Special Counsel.

Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement, shall be subject to judicial review by a court of competent jurisdiction.  The prevailing party in such judicial review shall be entitled to recover the reasonable Expenses incurred therein.

(c)           Special Procedure Regarding Advancement of Expenses.   An Indemnitee seeking an Advancement of Expenses must furnish to the Corporation, as part of the Indemnification Statement:

(i)            A written affirmation of the potential Indemnitee’s belief that he or she acted in good faith and (A) if the Proceeding involves conduct in the potential Indemnitee’s official capacity with the Corporation, that he or she acted in a manner which he or she reasonably believed to be in the best interests of the Corporation, or (B) in all other cases, that the potential Indemnitee’s conduct was at least not opposed to the best interests of the Corporation.  In addition to the matters in the first sentence of this subsection (c)(i), with respect to any criminal Proceeding, the potential Indemnitee must submit a further written affirmation that he or she had no reasonable cause to believe that his or her conduct was unlawful;  and,

(ii)           A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Indemnitee did not meet the required standard of conduct.  In accepting such an undertaking, the Corporation need not require security and may do so without reference to financial ability to make repayment.

Upon satisfaction of the foregoing, the Indemnitee shall have a contractual right to the payment of such Expenses in advance of the final adjudication of the Proceeding to which such Expenses relate.

(d)           Settlement.   The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any Proceeding without the Corporation’s prior written consent.  The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent.  Neither the Corporation nor Indemnitee may unreasonably withhold any consent contemplated by this Section.

10.6         Contract and related rights.

(a)           Contract Rights.   The right of an Indemnitee to indemnification and an Advancement of Expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation; provided, that as to an Employee or Agent, this right does not arise until such time, if ever, as the Board of Directors elects to grant indemnification pursuant to Section 10.3, and then only to the extent of such grant.  Such right shall continue as long as the Indemnitee shall be subject to any possible Proceeding.  Any amendment to or repeal of this Section shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee which relate to the Proceeding in question and which occur prior to such amendment or repeal.

(b)           Optional Insurance, Contracts, and Funding.   The Corporation may:

(i)            Maintain insurance, at its expense, to protect itself and any Indemnitee against any Liability, whether or not the Corporation would have power to indemnify the individual against the same Liability under Section 23B.08.510 or .520 of the Act;

(ii)           Enter into contracts with any Indemnitee in furtherance of this Section and consistent with the Act; and,

(iii)          Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

(c)           Severability.   If any provision or application of this Section shall be invalid or unenforceable, the remainder of this Section and its remaining applications shall not be affected thereby and shall continue in full force and effect.

(d)           Right of Indemnitee to Bring Suit.   If:

(i)            a claim under this Section for indemnification is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation; or,

(ii)           a claim under this Section for advancement of Expenses is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation,

then the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the Expenses (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim.  Neither (1) the failure of the Corporation (including its Board of Directors, its shareholders, or Special Counsel) to have made a determination prior to the commencement of such Proceeding that indemnification or reimbursement or advancement of Expenses to the Indemnitee is proper in the circumstances, nor (2) an actual determination by the Corporation (including its Board of Directors, its shareholders, or Special Counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of Expenses, shall be a defense to any Proceeding or create a presumption that the Indemnitee is not so entitled.

(e)           Nonexclusivity of Rights.   The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its  final disposition granted in this Section shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under any statute, provision of the Bylaws or Articles of Incorporation, agreement, vote of shareholders or Disinterested Directors, or otherwise.  The Corporation shall have the express right to grant additional indemnity without seeking further approval or satisfaction by the shareholders.  All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide an

Indemnitee with the broadest but nonduplicative indemnity to which he or she is entitled.

10.7         Contribution.   If the indemnification is not available to be paid to Indemnitee for any reason other than those set forth in subsections 10.2(a), 10.2(b), and 10.2(c) (for example, because indemnification is held to be against public policy even though otherwise permitted under Section 10.2), then in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be, if joined in such Proceeding), the Corporation shall contribute to the amount of Liability paid or payable by Indemnitee in such proportion as is appropriate to reflect:

(a)           Relative benefits received by the Corporation, on the one hand, and of the Indemnitee, on the other, from the transaction from which such Proceeding arose; and,

(b)           The relative fault of the Corporation, on the one hand, and of the Indemnitee, on the other, in connection with the events which resulted in such Liability, as well as any other relevant equitable consideration.

The relative benefits received by, and the relative fault of, the Corporation and the Indemnitee shall be determined by a court of appropriate  jurisdiction (which may be the same court in which the Proceeding took place) with reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such loss.  The Corporation agrees that it would not be just and equitable if a contribution pursuant to this Section was determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

10.8         Exceptions.   Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Section to indemnify or advance Expenses to any Indemnitee with respect to any Proceeding:

(a)           Claims Initiated by Indemnitee.   Initiated or brought voluntarily by Indemnitee and not by way of defense, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate; provided, that Insurance Coverage Expenses incurred pursuant to Section 10.1(h)(i) are excepted from this provision.  Notwithstanding the foregoing, the Corporation shall provide indemnification and Advancements of Expenses with respect to Proceedings brought to establish or enforce a right to indemnification under this Section or any other statute or law or as otherwise required under the statute;

(b)           Lack of Good Faith.   Instituted by Indemnitee to enforce or      interpret this Section, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous;

(c)           Insured Claims.   For which any of the Expenses or liabilities for indemnification is being sought have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation; or,

(d)           Prohibited by Law.   If the Corporation is prohibited by the Act or other applicable law as then in effect from paying such indemnification and/or advancement of Expenses.  For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission (“SEC”) has taken the position that indemnification is not possible for liabilities arising under certain federal securities laws.  Indemnitee understands and acknowledges that the  Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right to indemnify Indemnitee.

10.9         Qualifications Upon Indemnification.   All indemnification rights hereunder shall be subject to the following:

(a)           Only reasonable Expenses shall be reimbursed under any indemnification;

(b)           In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the Indemnitee’s rights of recovery, and the Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights; and,

(c)           The Corporation shall not be liable to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

10.10       Effect of Termination of Proceedings for Specified Reasons.   The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Section), of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

10.11       Successors and Assigns.   All obligations of the Corporation to indemnify any Director or Officer shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or other-wise by operation of law).  The Corporation shall not effect any sale of substantially all of its assets, merger, consolidation, or other reorganization, in which it is not the surviving entity, unless the surviving entity agrees in writing to assume all such obligations of the Corporation.

10.12  Amendment or Modification.  This Section 10 may be altered or amended at any time as provided in these Bylaws, but no such amendment shall have the effect of diminishing the rights of any person who is or was an officer or director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

10.13       Effect of Section.  The rights conferred by this section shall be deemed to be contract rights between the Corporation and each person who is or was a director or officer.  The Corporation expressly intends each such person to rely on the rights conferred hereby in performing his or her respective duties on behalf of the Corporation.

SECTION 11

REPRESENTATION OF SHARES OF OTHER CORPORATIONS

Unless otherwise restricted by the Board of Directors, the President and any Vice President of the Corporation are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of other corporations standing in the name of the Corporation.  This authority may be exercised by such officers either in person or by a duly executed proxy or power of attorney.

I hereby certify that the foregoing bylaws consisting of twenty-three (23) pages, are the Restated Bylaws of the Corporation adopted by the directors and approved by all of the shareholders of the Corporation on June 14, 1995, and revised by the directors on August 30, 2002, and that they are the whole thereof exactly as adopted, and that I make this certificate to identify the same pursuant to instructions of the Board of Directors.

/s/ William A. Garrard
William A. Garrard, Secretary